SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported)
                               October 23, 2002


                        PACKAGING DYNAMICS CORPORATION
        ---------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


          Delaware                     000-49741                  32-0009217
      ---------------               -----------------         ---------------
(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)



3900 West 43rd Street, Chicago, Illinois                         60632
-----------------------------------------                       --------
(Address of Principal Executive Office)                        (Zip Code)


Registrant's telephone number, including area code:  (773) 843-8000

                                      N/A
              ---------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  Financial Statements and Exhibits

         (c)      Exhibits.

                  Exhibit
                  Number            Description
                  -----------       --------------

                     99             Press Release dated October 23, 2002.

ITEM 9.  Regulation FD Disclosure.

         On October 23, 2002, Packaging Dynamics Corporation issued a press release announcing the financial results for the third quarter and nine months ended September 28, 2002 and the acquisition of Wolf Packaging, Inc. A copy of the press release, dated October 23, 2002, is attached hereto as Exhibit 99.

         This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.



                                 EXHIBIT INDEX


Exhibit
Number            Description
-----------       --------------

   99             Press Release dated October 23, 2002.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PACKAGING DYNAMICS CORPORATION
                                  ------------------------------
                                  Registrant



Date:  October 23, 2002           By:  /s/ David E. Wartner
                                      -----------------------------------
                                      David E. Wartner
                                      Vice President and Chief Financial Officer

                                                                    Exhibit 99



FOR IMMEDIATE RELEASE

FOR:                                           CONTACT:
      Packaging Dynamics Corporation              Mr. Michael Arduino
      3900 West 43rd Street                       Packaging Dynamics Corporation
      Chicago, IL  60632                          (773) 843-8000

   Packaging Dynamics Corporation Reports Results for the Third Quarter and
   ------------------------------------------------------------------------
                   Nine Months Ended September 28, 2002 and
                   ----------------------------------------
               Announces the Acquisition of Wolf Packaging, Inc.
               -------------------------------------------------

Chicago, IL: Wednesday, October 23, 2002 - Packaging Dynamics Corporation (NASDAQ-PKDY) reported results of operations for the third quarter and nine months ended September 28, 2002. The results of operations prior to July 1, 2002 include the results of operations of its wholly owned subsidiary, Packaging Holdings, L.L.C. On July 1, 2002, Packaging Dynamics commenced trading on NASDAQ after it acquired Packaging Holdings, L.L.C. and after Ivex Packaging Corporation distributed its Packaging Dynamics shares to Ivex's shareholders.

Net sales for the third quarter of 2002 were $64.1 million, representing a 2.8% increase over net sales of $62.4 million for the same period in 2001. Net sales for the nine months ended September 28, 2002 were $190.0 million, representing a 6.1% increase over net sales of $179.1 million for the same period in 2001. Net income for the third quarter and nine months ended September 28, 2002 was $0.9 million and $1.5 million, respectively, compared with net income for the third quarter and nine months ended September 29, 2001 of $1.5 million and $2.2 million, respectively.

After adjusting the earnings of Packaging Holdings, L.L.C. to reflect the capital structure of Packaging Dynamics Corporation prior to July 1, 2002, exclude certain items (described in the attached financial information) and normalize the corporate income tax provision for the new corporate structure, net income for third quarter of 2002 was $1.8 million, or $0.19 per share, compared with $1.5 million, or $0.15 per share, for the third quarter of 2001. Adjusted net income for the nine months ended September 28, 2002 was $4.1 million, or $.42 per share, compared with $2.8 million, or $.29 per share for the nine months ended September 29, 2001.

Packaging Dynamics also announced that it acquired Wolf Packaging, Inc. today. Wolf is a manufacturer of foil and paper sandwich wrap sheets located in Fort Madison, Iowa. Wolf is a significant supplier to the quick serve restaurant industry and expects to generate annual revenues of approximately $22.0 million during 2002. The transaction closed today with an aggregate purchase price of approximately $10.7 million, comprised of $6.7 million cash, $1.0 million newly issued common stock and $3.0 million of assumed debt.

"Management is pleased with Packaging Dynamics' solid earnings performance in our first quarter as a public company. We also continued to experience solid revenue growth, particularly in our food packaging segments which experienced approximately 7% growth in the quarter," said Frank V. Tannura, Chairman of the Board. "We remain focused on cost reduction and manufacturing efficiency opportunities with the goal of improving margins as we exit 2002."

"The acquisition of Wolf Packaging strengthens our position as a supplier to the quick serve restaurants. Tom Wolf, the founder and president of Wolf, has built a quality business and reputation in the industry. We are excited to have Tom and his team join Packaging Dynamics. We are also pleased to be able to execute against our stated strategy to complement organic growth with selected strategic acquisitions," continued Mr. Tannura.

Packaging Dynamics is targeting adjusted earnings per share of $.56-$.60 in 2002 and 20% earnings growth in 2003.

The Company will hold a conference call on October 25, 2002 at 10:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 800-450-0818 (U.S.) by 9:45 a.m. (ET) on October 25th. The access code is "Packaging Dynamics". A replay of the call will be available from approximately 5:00 p.m. (ET) on October 25th through November 1st. To access the replay, please dial 800-475-6701 (U.S.) or 320-365-3844 (International), access code 656476.

Packaging Dynamics, headquartered in Chicago, Illinois, is a vertically integrated flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets.

The statements contained in this press release are forward-looking and are identified by the use of forward looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the Company. Because forward looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the Company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the Company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the Company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the Company and its subsidiaries.

Following are more detailed financial results for the quarter and the nine months ended September 28, 2002.

                                               PACKAGING HOLDINGS, L.L.C.
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (dollars in thousands, except per share data)
                                                       (unaudited)

                                For the three months ended September 28,2002         For the three months ended September 29, 2001
                                -------------------------------------------------    ---------------------------------------------
                                        Reported     Adjustments         Adjusted        Reported   Adjustments        Adjusted
                                        --------     -----------         --------        --------   -----------        --------
Net Sales                              $  64,132                        $ 64,132       $  62,394                      $  62,394
Cost of goods sold                        55,870                          55,870          54,264                         54,264
                                       -----------  ----------        -----------     -----------  -----------     ------------
Gross profit                               8,262            -              8,262           8,130            -            8,130
                                       -----------  ----------        -----------     -----------  -----------     ------------
Operating expenses:
   Selling expenses                        1,794                           1,794           1,687                         1,687
   Administrative                          3,269     $ (1,372)(1)          1,897           1,799                         1,799
   Amortization of intangibles                18                              18             230   $     (230)(2)             -
                                       -----------  ----------        -----------     -----------  -----------     ------------
     Total operating expenses              5,081       (1,372)             3,709           3,716         (230)           3,486
                                       -----------  ----------        -----------     -----------  -----------     ------------
Income from operations                     3,181        1,372              4,553           4,414          230            4,644
Other income (expense):
   Interest expense                       (1,501)           -             (1,501)         (2,700)         517(3)        (2,183)
    Other                                   (233)         233 (5)              -            (13)                          (13)
                                       -----------  ----------        -----------     -----------  -----------     ------------
Income before income taxes                 1,447        1,605              3,052           1,701          747            2,448
Income tax provision                         572          634 (1)(5)       1,206             180          787(4)           967
                                       -----------  ----------        -----------     -----------  -----------     ------------
Net income                             $     875      $   971           $  1,846       $   1,521   $      (40)       $   1,481
                                       ===========  ==========        ===========     ===========  ===========     ============
Adjusted EBITDA:
   Income from operations              $   3,181                        $  4,553       $   4,414                     $   4,644
   Equity plan charge                      1,372                               -               -                             -
   Depreciation                            1,763                           1,763           1,811                         1,811
   Amortization                               18                              18             230                             -
                                       ----------                     -----------     -----------                  ------------
     Adjusted EBITDA                   $   6,334                        $  6,334       $   6,455                     $   6,455
                                       ==========                     ===========     ===========                  ============
Adjusted net income per share:
   Basic                                                                $   0.20                                     $    0.16
                                                                      ===========                                  ============
   Fully diluted                                                        $   0.19                                     $    0.15
                                                                      ===========                                  ============
Weighted average shares outstanding:
   Basic                                                               9,446,391                                      9,446,391(6)
                                                                      ===========                                 ============
   Fully diluted                                                       9,649,162                                      9,649,162(6)
                                                                      ===========                                 ============



                                                         See Footnotes on accompanying page.

                                               PACKAGING HOLDINGS, L.L.C.
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (dollars in thousands, except per share data)
                                                       (unaudited)


                                For the three months ended September 28, 2002        For the three months ended September 29, 2001
                                -------------------------------------------------    ---------------------------------------------
                                       Reported     Adjustments         Adjusted       Reported       Adjustments      Adjusted
                                       --------     -----------         --------       --------       -----------      --------
Net Sales                              $ 189,988                      $  189,988       $ 179,126                     $$ 179,126
Cost of goods sold                       166,897                         166,897         157,427                        157,427
                                      -----------  ------------     -------------    -------------  -------------    -----------

Gross profit                              23,091             -            23,091          21,699               -         21,699
                                      -----------  ------------     -------------    -------------  -------------    -----------
Operating expenses:

   Selling expenses                        5,486                           5,486           4,841                          4,841

   Administrative                          8,473     $  (2,667) (1)        5,806           5,251                          5,251

   Amortization of intangibles                54                              54             697        $   (697)(2)          -
                                      -----------  ------------     -------------    -------------  -------------    -----------

     Total operating expenses             14,013        (2,667)           11,346          10,789            (697)        10,092
                                      -----------  ------------     -------------    -------------  -------------    -----------
Income from operations                     9,078         2,667            11,745          10,910             697         11,607
Other income (expense):

   Interest expense                       (6,077)        1,106 (3)        (4,971)         (8,509)          1,503 (2)      (7,006)
   Other                                    (246)          233 (5)           (13)            (11)                            (11)
                                      -----------  ------------     -------------    -------------  -------------    -----------
Income before income taxes                 2,755         4,006             6,761           2,390           2,200          4,590
Income tax provision                       1,253         1,418 (4)         2,671             208           1,605 (4)      1,813
                                      -----------  ------------     -------------    -------------  -------------    -----------
Net income                             $   1,502     $   2,588        $    4,090       $   2,182        $    595      $   2,777
                                      ===========  ============     =============    =============  =============    ===========
Adjusted EBITDA:
   Income from operations              $   9,078                      $   11,745       $  10,910                      $  11,607

   Equity plan charge                      2,667                               -               -                              -
   Depreciation                            5,667                           5,667           5,389                          5,389

   Amortization                               54                              54             697                              -
                                      -----------                   -------------    ------------                    -----------
     Adjusted EBITDA                   $  17,466                      $   17,466       $  16,996                      $  16,996
                                      ===========                   =============    ============                    ===========
Adjusted net income per share:
   Basic                                                              $     0.43                                      $    0.29
                                                                    =============                                    ===========
   Fully diluted                                                      $     0.42                                      $    0.29
                                                                    =============                                    ===========
Weighted average shares outstanding:
   Basic                                                               9,446,391(6)                                   $9,446,391(6)
                                                                    ============                                     ===========
   Fully diluted                                                       9,649,162(6)                                   $9,649,162(6)
                                                                     ============                                    ============


                                           See Footnotes on accompanying page.


                                        PACKAGING DYNAMICS CORPORATION
                                NOTES TO CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (dollars in thousands, except per share data)
                                                  (unaudited)


(1)   On July 1, 2002, Packaging Dynamics granted to management, for incentive purposes and in consideration of their waiver of cash payments under an existing Long Term Incentive Plan, stock options for the purchase of an aggregate of 815,089 shares of its common stock under the 2002 Long Term Incentive Stock Plan. Additionally, on July 1, 2002, Packaging Dynamics granted to former employees stock options for the purchase of an aggregate of 29,047 shares of its common stock under individual nonqualified stock option agreements in consideration of their waiver of cash payments under the existing Long Term Incentive Stock Plan. The options granted to management have an exercise price of $3.90 per share that was below the fair market value of Packaging
Dynamics common stock on the grant date and, although fully vested, are not exercisable for three years after the grant date. Consequently, the Company has the right to repurchase an executive's options if he terminates employment before the end of the three-year period. The Company recorded a non-cash compensation charge of approximately $2,667 (of which $1,372 was recorded during the quarter ended September 28, 2002) in fiscal 2002 related to these management incentive plans. Charges related to this long-term compensation plan are not expected to recur subsequent to the third quarter of 2002. As such, the adjustment reflects the elimination of charges related to this long-term compensation plan.

(2)   The Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002. The result of applying the non-amortization provisions of SFAS No. 142 resulted in a decrease in amortization expense during 2002. The adjustment reflects the elimination of goodwill amortization during 2001 in order to state adjusted earnings on a consistent basis with 2002.

(3)   Reflects the elimination of interest expense related to the cancellation of the 12% Promissory Note in connection with the distribution of Ivex Packaging Corporation's shares of Packaging Dynamics Corporation.

(4)   The contribution of ownership interests of Packaging Holdings to Packaging Dynamics Corporation changes the way taxable income is reported. The taxable income of Packaging Holdings, a limited liability company, was reported by its members. The taxable income of Packaging Dynamics, a C corporation, will be reported on
Packaging Dynamic's tax return. This difference in the way taxable income is reported is reflected in the recording of an adjusted income tax provision based on an assumed tax rate of 39.5%.

(5)   Reflects the elimination of the losses incurred on the sale of certain machinery and equipment taken out of service as part of the Company's ongoing productivity improvement program. We expect to continue the productivity improvement program which may result in future gains or losses on the sale of equipment.

(6)   The adjusted earnings per share calculations reflect the third quarter 2002 weighted average and diluted weighted average shares outstanding of 9,446,391 and 9,649,162, respectively.

                        PACKAGING DYNAMICS CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                 (dollars in thousands, except per share data)
                                                                            September 28, 2002         December 31, 2001
                                                                            ------------------         -----------------
                                                                                (Unaudited)

                                                 ASSETS
    Current Assets:
       Cash and cash equivalents ...............................................$    8,891                  $   1,041
       Accounts receivable trade, net of allowance .............................    24,507                     18,859
       Inventories .............................................................    28,957                     30,692
       Prepaid expenses and other ..............................................     4,816                      3,652
                                                                                -----------                -----------
             Total current assets ..............................................    67,171                     54,244
                                                                                -----------                -----------
    Property, Plant and Equipment:
       Buildings and improvements ..............................................    23,643                     23,584
       Machinery and equipment .................................................    65,712                     64,484
       Projects in progress ....................................................     1,502                        396
                                                                                -----------                -----------
                                                                                    90,857                     88,464
                                                                                -----------                -----------

       Less - accumulated depreciation .........................................   (25,909)                   (20,930)
                                                                                -----------                -----------
                                                                                    64,948                     67,534

       Land ....................................................................     1,276                      1,297
                                                                                -----------                -----------
             Total property, plant and equipment ...............................    66,224                     68,831
                                                                                -----------                -----------

    Other Assets:
        Goodwill, net of accumulated amortization ..............................    34,329                     34,329
        Miscellaneous ..........................................................     1,997                      2,606
                                                                                -----------                -----------
             Total other assets ................................................    36,326                     36,935
                                                                                -----------                -----------

    Total Assets                                                                $  169,721                 $  160,010
                                                                                ===========                ===========

                                     LIABILITIES AND MEMBERS' EQUITY/STOCKHOLDERS' EQUITY

   Current Liabilities:                                                                                    $
        Current maturities of long-term debt ...................................$    6,920                      6,420
        Accounts payable .......................................................    25,858                     16,424
        Accrued salary and wages ...............................................     2,249                      1,763
        Other accrued liabilities ..............................................     6,609                      4,355
                                                                                -----------                -----------
             Total current liabilities .........................................    41,636                     28,962

        Long-Term Debt .........................................................    69,640                     76,830
        Note Payable to Related Party ..........................................        --                     18,132
        Other Liabilities ......................................................     2,498                         --
        Deferred Income Taxes ..................................................    10,604                      2,089
                                                                                -----------                -----------
             Total Liabilities .................................................   124,378                    126,013

   Commitments and Contingencies ...............................................
                                                                                -----------                -----------

   Members' Equity/Stockholders' Equity:
        Members' equity ........................................................        --                     33,997
        Common stock, $.01 par value--40,000,000 shares authorized;
            (9,452,100 shares issued and outstanding ...........................        94                         --
        Preferred stock, $.01 par value--5,000,000 shares authorized;
            (no shares issued or outstanding) ..................................        --                         --
        Paid in capital in excess of par value .................................    44,578                         --
        Other comprehensive income .............................................      (204)                        --
        Retained earnings ......................................................       875                         --
                                                                                -----------                -----------
             Total members' equity/stockholders' equity ........................    45,343                     33,997
                                                                                -----------                -----------
   Total Liabilities and Members' Equity/Stockholders' Equity ..................$  169,721                 $  160,010
                                                                                ===========                ===========